Exhibit 10.2

AMENDMENT NO. 20 TO

CREDIT AND SECURITY AGREEMENT AND LIMITED CONSENT

THIS AMENDMENT NO. 20 TO CREDIT AND SECURITY AGREEMENT AND LIMITED CONSENT (this “Amendment”) is effectively dated as of the 18th day of April, 2022, by and among MONROE STAFFING SERVICES, LLC, a Delaware limited liability company, FARO RECRUITMENT AMERICA, INC., a New York corporation, LIGHTHOUSE PLACEMENT SERVICES, INC., a Massachusetts corporation, STAFFING 360 GEORGIA, LLC, a Georgia limited liability company, and KEY RESOURCES, INC., a North Carolina corporation (each of the foregoing Persons and each Subsidiary joining the Credit Agreement as hereinafter defined as a Borrower, individually, each a “Borrower” and collectively, “Borrowers”), STAFFING 360 SOLUTIONS, INC., a Delaware corporation (as “Parent”), and MIDCAP FUNDING IV TRUST, a Delaware statutory trust, as successor-by-assignment to MidCap Funding X Trust (as Agent for Lenders, “Agent”, and individually, as a Lender), and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A. Borrowers, Agent and Lenders are party to that certain Credit and Security Agreement dated as of April 8, 2015 (as amended by that certain Amendment No. 1 and Joinder Agreement to Credit and Security Agreement dated as of July 13, 2015, by that certain Amendment No. 2 to Credit and Security Agreement dated as of August 31, 2015, by that certain Overadvance Letter dated October 9, 2015, by that certain Overadvance Letter dated as of November 20, 2015, by that certain Overadvance Letter dated as of February 8, 2016, by that certain Amendment No. 3 to Credit and Security Agreement and Limited Waiver dated as of February 8, 2016, by that certain Amendment No. 4 and Joinder Agreement to Credit and Security Agreement dated as of July 11, 2016, by that certain Amendment No. 5 to Credit and Security Agreement dated as of September 26, 2016, by that certain Amendment No. 6 to Credit and Security Agreement and Limited Consent dated as of January 26, 2017, by that certain Amendment No. 7 to Credit and Security Agreement and Limited Consent dated as of June 5, 2017, by that certain Amendment No. 8 and Joinder Agreement to Credit and Security Agreement and Limited Consent dated as of September 15, 2017, by that certain Amendment No. 9 to Credit and Security Agreement and Limited Consent dated as of June 6, 2018, by that certain Amendment No. 10 and Joinder Agreement to Credit and Security Agreement and Limited Consent dated as of August 27, 2018, by that certain Overadvance Letter dated as of January 3, 2019, by that certain Amendment No. 11 to Credit and Security Agreement dated as of February 7, 2019, by that certain Overadvance Letter dated as of April 1, 2019, by that certain Amendment No. 12 to Credit and Security Agreement dated as of April 1, 2019, by that certain Overadvance Letter dated as of July 15, 2019, by that certain Amendment No. 13 to Credit and Security Agreement dated as of August 2, 2019, by that certain Amendment No. 14 dated as of August 8, 2020, by that certain Amendment No. 15 dated as of September 7, 2020, by that certain Amendment No. 16 dated as of October 7, 2020, by that certain Amendment No. 18 to Credit and Security Agreement dated as of February 8, 2021, by that certain Amendment No. 19 to Credit and Security Agreement dated as of December 23, 2021, as amended hereby and as it may be further amended, modified and restated from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Credit Agreement.

B. Borrowers, Agent and Lenders have agreed to amend the Credit Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders, Parent and Borrowers hereby agree as follows:

1. Recitals. This Amendment shall constitute a Financing Document and the Recitals set forth above shall be construed as part of this Amendment as if set forth fully in the body of this Amendment.

2. Limited Consent for Headway Acquisition; Waivers.

a.	At the request of and as an accommodation to Borrowers, and subject to the strict compliance with the terms, conditions and requirements set forth herein (including, without limitation, satisfaction of each of the conditions set forth in Section 9 below), Agent and Lenders hereby consent to the Headway Acquisition (as defined in this Amendment), the documentation for which, including the Headway Acquisition Documents Acquisitions (as defined in this Amendment), shall be in form and substance acceptable to Agent, in its sole discretion; PROVIDED, HOWEVER, THAT NO AMOUNT OF THE LOANS SHALL BE TOWARDS THE HEADWAY ACQUISITION, AND THE USE OF PROCEEDS OF LOANS TOWARDS THE HEADWAY ACQUISITION, SHALL NOT BE A PERMITTED USE UNDER SECTION 4.7 OF THE CREDIT AGREEMENT. Pursuant to this limited consent, (i) the Headway Acquisition shall be deemed to be a “Permitted Acquisition” under the Credit Agreement and (ii) following the consummation of the Headway Acquisition, that certain revolving loan debt in a principal amount of up to $10,000,000 under that certain Amended and Restated Loan and Security Agreement, dated as of June 28, 2019, by and among the Headway Entities, as borrowers, and White Oak Commercial Finance, LLC, as lender, as amended (an accurate and complete copy of which having been delivered to the Agent as of the Twentieth Amendment Closing Date) (the “White Oak Debt”) will be deemed to be “Permitted Acquisition Other Debt”. In addition, following the consummation of the Headway Acquisition, the liens of White Oak Commercial Finance, LLC in the equity of Headway Parent pursuant to the pledge agreement dated as of the effective date of the consummation of the Headway Acquisition, executed by Parent pursuant to which Parent shall pledge and assign to, as additional security for the White Oak Debt, all of the equity interests of Headway Parent, shall be deemed a Permitted Lien under the Credit Agreement. The limited consent set forth in this Section 2 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Financing Document; (b) prejudice any right that Agent or the Lenders have or may have in the future under or in connection with the Credit Agreement or any other Financing Document; (c) waive any Event of Default that exists as of the date hereof; or (d) establish a custom or course of dealing among any of the Credit Parties, on the one hand, or Agent or any Lender, on the other hand.

b.	The Credit Parties are not in compliance with the Minimum Adjusted EBITDA requirement set forth in Section 6.4 of the Credit Agreement for the months ended December 31, 2021, January 31, 2022, February 28, 2022, and March 31, 2022 (each an “EBITDA Default”). Agent hereby grants a one-time waiver of Section 6.4 of the Credit Agreement for each such EBITDA Default. For the avoidance of doubt, the foregoing is not a continuous waiver of Section 6.4 of the Credit Agreement, and shall not extend, nor be deemed to extend, to any other Default or Event of Default that may now exist or hereafter arise under the Credit Agreement or any of the other Financing Documents, (b) shall not impair, restrict or limit any right or remedy of the Agent with respect to any other Default or Event of Default (other than each EBITDA Default) that may now exist or hereafter arise under the Credit Agreement or any of the other Financing Documents, and (c) shall not constitute any course of dealing or other basis for altering any obligation of the Credit Parties or any right, privilege or remedy of the Agent or any Lender under the Credit Agreement or any of the other Financing Documents..

c.	The Credit Parties are not in compliance with delivery to Agent, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Agent in its reasonable discretion (the “Financial Statements”) as set forth in Section 4.1(d) of the Credit Agreement for those Financial Statements due on or before April 18, 2022 (the “Financial Reporting Default”). Lender hereby grants a one-time waiver Financial Reporting Default, provided that the Credit Parties deliver those Financial Statements for the Parent’s 2021 Fiscal Year only, on or before May 2, 2022 as set forth in Section 4.1(d) of the Credit Agreement. For the avoidance of doubt, the foregoing is not a continuous waiver, amendment or modification of Section 4.1(d) of the Credit Agreement, and shall not extend, nor be deemed to extend, to any other Default or Event of Default that may now exist or hereafter arise under the Credit Agreement or any of the other Financing Documents, (b) shall not impair, restrict or limit any right or remedy of the Agent with respect to any other Default or Event of Default (other than the Financial Reporting Default) that may now exist or hereafter arise under the Credit Agreement or any of the other Financing Documents, and (c) shall not constitute any course of dealing or other basis for altering any obligation of the Credit Parties or any right, privilege or remedy of the Agent or any Lender under the Credit Agreement or any of the other Financing Documents

3. ACCOUNTS ACQUIRED PURSUANT TO HEADWAY ACQUISITION

Notwithstanding anything to the contrary set forth herein, each Borrower acknowledges and agrees that, as of the date hereof, Agent has not completed its due diligence of the Headway Entities, and therefore, any and all Accounts of the Headway Entities or otherwise acquired in connection with the Headway Acquisition shall not be deemed to be Eligible Accounts, and consequently, such Accounts shall not be included in the Borrowing Base unless and until Agent has determined, in its sole and absolute discretion, to include any Accounts of the Headway Entities or otherwise acquired in connection with the Headway Acquisition, or a portion thereof, in the Borrowing Base as Eligible Accounts, including, but not limited to, the satisfaction, completion or delivery of each of the post-closing obligations listed on Section 10 below. Furthermore, prior to any of such Accounts’ inclusion in the Borrowing Base, Agent shall have received tax lien, judgment lien and Uniform Commercial Code searches from all jurisdictions reasonably required by Agent for the Headway Entities, and such searches shall verify that Agent, for the benefit of the Lenders, will have a first priority security interest in the Collateral owned by the Headway Entities, subject only to Permitted Liens. Borrowers agree to assist Agent in its completion of its due diligence of the Headway Entities.

4. Amendments to Credit Agreement.

(a) Section 1.1 (New Defined Terms). Section 1.1 of the Credit Agreement is hereby amended to add the below defined terms:

“Headway Acquisition” means the acquisition by Parent of all of the outstanding capital stock of Headway Parent, pursuant to the Headway Acquisition Agreement, whereupon the Headway Entities will become wholly-owned Subsidiaries of Parent.

“Headway Acquisition Agreement” means that certain Stock Purchase Agreement dated as of April 18, 2022, by and among the Parent, Headway Workforce Solutions, Inc., a Delaware corporation, and Chapel Hill Partners, LP, as the seller’s representative, together with all schedules, exhibits and annexes thereto, as amended, restated, supplemented or modified from time to time.

“Headway Acquisition Documents” means, collectively, the Headway Acquisition Agreement and all other agreements, documents and instruments executed and delivered by the Parent and/or any other Credit Party to the any of the Sellers (as such term is defined in the Headway Acquisition Agreement) in connection with the Headway Acquisition

“Headway Acquisition Earnout” means the “Contingent Payment” as defined in the Headway Acquisition Agreement as of the Twentieth Amendment Closing Date.

“Headway Entities” means, collectively, (a) Headway Parent, (b) Headway Employer Services, LLC, a Delaware limited liability company, (c) Headway Payroll Services, LLC, a Delaware limited liability company, (d) Headway HR Solutions, Inc., a New York corporation, and (e) NC PEO Holdings, LLC, a Delaware limited liability company.

“Headway Parent” means Headway Workforce Solutions, Inc., a Delaware corporation.

“Series H Certificate of Designation” means that certain Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock, to be filed with the Secretary of State of the State of Delaware.

“Series H Preferred Stock Obligations” all obligations, liabilities and indebtedness of every nature of the Parent to each Holder (as defined in the Certificate of Designation) under and in respect of the Series H Convertible Preferred Stock and the related Certificate of Designation, including, but not limited to any redemption or mandatory prepayment obligation. Notwithstanding anything herein or in any of the other Financing Documents to the contrary, Parent and Borrowers shall not use any amount of the Loans towards the Series H Preferred Stock Obligations and the use of proceeds of Loans towards the Series H Preferred Stock Obligations shall not be a permitted use under section 4.7 of this Agreement.

“Twentieth Amendment” means that certain Amendment No. 20 to Credit and Security Agreement and Limited Consent dated as of the Twentieth Amendment Closing Date.

“Twentieth Amendment Closing Date” means April 18, 2022.

“Twentieth Amendment Post-Closing Obligations Completion Date” means the date that the post-closing conditions set forth in Section 10 of the Twentieth Amendment have been satisfied to the Agent in its sole discretion.

(b) Section 1.1 – (Permitted Debt). The definition of “Permitted Debt” in Section 1.1 of the Credit Agreement is hereby amended by restating clauses (i) and (l), respectively, in their entirety to read as follows:

(i) Subordinated Debt (other than the Series H Preferred Stock Obligations);

(l) the Series H Preferred Stock Obligations in accordance with the terms and conditions of the Series H Certificate of Designation as in effect on the Twentieth Amendment Closing Date.

(c) Permitted Distributions. The definition of “Permitted Distributions” in the Credit Agreement is hereby amended by (i) adding new clause 1(e) and (ii) restating clause 2 of such definition in their entirety to read as follow:

(e) following the Twentieth Amendment Post-Closing Obligations Completion Date, dividends and distributions made by any of the Subsidiaries to Parent that are then immediately used by Parent to pay dividends that are permitted to be made with respect to the Parent’s Series H Preferred Stock, provided, however, that no Event of Default shall exist, and no act, event or condition shall have occurred or exist which with notice or the lapse of time, or both, would constitute an Event of Default and (2) with respect to the Parent, (a) cash dividends payable in respect of the Parent’s Series A Preferred Stock and, following the Twentieth Amendment Post-Closing Obligations Completion Date, Series H Preferred Stock in accordance with their respective terms in effect on the Twentieth Amendment Closing Date, pursuant to the Amended and Restated Certificate of Incorporation of the Parent and the Series H Certificate of Designation, in each case copies of which having been delivered to the Agent as of the Twentieth Amendment Closing Date, and (b) the redemption or repurchase for cash of the Company’s Series A Preferred Stock and, following the Twentieth Amendment Post-Closing Obligations Completion Date, Series H Preferred Stock in accordance with their respective terms in effect on the Twentieth Amendment Closing Date, pursuant to the Amended and Restated Certificate of Incorporation of the Parent and the Series H Certificate of Designation, in each case copies of which having been delivered to the Agent as of the Twentieth Amendment Closing Date; provided, however, in each case of clauses (2)(a) and 2(b), no Default or Event of Default shall exist and, prior to the payment of such dividend or such repurchase or redemption, Agent shall have received pro forma financial statements and financial covenant calculations showing that on a pro forma basis the payment of such dividend does not and will not result in a Default or an Event of Default.

(d) Section 5.18 - Preferred Stock. Section 5.18 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Preferred Stock. No Credit Party will, without the prior written consent of the Agent (a) declare issue any shares of preferred stock other than those in existence as of February 7, 2019, or issued in accordance with the terms and conditions of the Certificate of Designation or the Series H Certificate of Designation or (b) amend, modify, supplement and/or restate the Debt Exchange Agreement, the Certificate of Designation, the Series H Certificate of Designation or the terms and conditions of the Preferred Stock Obligations or the Series H Preferred Stock Obligations.

(e) Section 5.19 - Payments and Modifications of the Headway Acquisition Earnout. Article 5 is hereby amended by adding new Section 5.19 to the end thereof to read as follows:

Payments and Modifications of the Headway Acquisition Earnout. No Credit Party will, or will permit any Subsidiary to, directly or indirectly (a) declare, pay, make or set aside any amount for payment in respect of the Headway Acquisition Earnout from proceeds of the Loans or Collateral; provided, however, that the Credit Parties may declare, pay, make or set aside any amount for payment in respect of the Headway Acquisition Earnout if at the time of making such payment and after giving effect to such payment on a pro forma basis (x) there shall exist no Default or Event of Default (including pro forma compliance with the financial covenants recomputed for the end of the most recently completed test period applicable to such financial covenant for which financial statements have been delivered and assuming such payment occurred on the last day thereof), (y) the Credit Parties shall have Minimum Liquidity equal to or in excess of $750,000, provided, that no less than two (2) Business Days prior to the intended date of payment, Credit Parties shall have delivered evidence acceptable to Agent of compliance with the forgoing, including a duly completed Compliance Certificate signed by a Responsible Officer stating that the conditions in subclauses (x), (y) of this clause (a) have been met and setting forth calculations showing pro forma compliance with subclauses (x) and (y) of this clause (a) after giving effect to such payment, or (b) amend or otherwise modify the terms of the Headway Acquisition Earnout.

5. Confirmation of Representations and Warranties; Reaffirmation of Security Interest.

(a) Each Borrower hereby confirms that all of the representations and warranties set forth in Article 3 of the Credit Agreement are true and correct in all material respects with respect to such Borrower as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, and covenants to perform its respective obligations under the Credit Agreement. To induce Agent and Lender to enter into this Agreement, Borrowers and Parent further represent and warrant that:

(i) no Default or Event of Default has occurred or is continuing as of the date hereof, which has not been waived in writing by the Agent;

(ii) as of the date hereof and, immediately after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties of Borrowers contained in the Financing Documents are true and correct in all material respects (or if any representation or warranty is qualified with respect to materiality, in all respects) on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date; and

(iii) the execution, delivery and performance by Borrowers and Parent of this Amendment are within each of its corporate powers and have been duly authorized by all necessary corporate action, and this Amendment is the legal, valid and binding obligation of Borrowers and Parent enforceable against Borrowers and Parent in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by equitable principles, and neither the execution, delivery or performance by Borrowers and Parent of this Agreement (A) violates any Law, or any other rule or decree of any Governmental Authority, (B) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrowers or Parent is a party or by which Borrowers or Parent or any of its property is bound, except for such conflicts, breaches, terminations, defaults or accelerations that would not reasonably be expected to have a Material Adverse Effect, (C) results in the creation or imposition of any Lien upon any of the Collateral, (D) violates or conflicts with the by-laws or other organizational documents of Borrowers and Parent, or (E) requires the consent, approval or authorization of, or declaration or filing with, any other Person, except for those already duly obtained.

(b) Each Borrower and Parent confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than those granted to Agent and Permitted Liens. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. For the avoidance of any doubt, the Collateral secures repayment of the Obligations and the Affiliated Obligations, and in furtherance thereof, Borrowers and Parent hereby reaffirm the grant to Agent, for the benefit of itself and Lenders, of a continuing first priority Lien (subject to Permitted Liens) on and security interest in all of the Collateral as security for the payment and performance of the Obligations, and for the payment and performance of all obligations under the Affiliated Financing Documents.

6. Enforceability. This Amendment constitutes the legal, valid and binding obligation of each Borrower and Parent, and is enforceable against each Borrower and Parent in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

7. Costs and Fees. In consideration of Agent’s agreement to enter into this Amendment, Borrower shall pay to Agent a modification fee equal to Fifty Thousand and No/100 Dollars ($50,000.00) (the “Modification Fee”). The Modification Fee shall be fully earned upon the execution of this Amendment. Furthermore, Borrowers shall be responsible for the payment of all reasonable costs and fees of Agent’s counsel incurred in connection with the preparation of this Amendment and any related documents. If Agent or any Lender uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed. Borrowers hereby authorize Agent to deduct all of such fees set forth in this Section 7 from the proceeds of one or more Revolving Loans made under the Credit Agreement.

8. Reaffirmation of Security Interest. Each of the Borrowers and Parent confirms and agrees that: (i) all security interests and liens granted to Agent continue in full force and effect, and (ii) all Collateral remains free and clear of any liens other than liens in favor of Agent and Permitted Encumbrances. Nothing herein contained is intended to impair or limit the validity, priority and extent of Agent’s security interest in and liens upon the Collateral.

9. Conditions to Effectiveness. This Amendment shall become effective as of the date on which each of the following conditions has been satisfied (the “Effective Date”):

(a) Amendments. Borrowers and Parent shall have delivered to Agent:

(i) this Amendment, duly executed by an authorized officer of each Credit Party; and

(ii) a duly executed copy of that certain amendment to the JIG Note Purchase Agreement by and among the Parent, the Borrowers, certain other subsidiaries of the Parent in form and substance satisfactory to the Agent, consenting to the Headway Acquisition and the issuance of the Parent’s Series H Convertible Preferred Stock;

(b) Representations and Warranties. All representations and warranties of Borrowers contained herein shall be true and correct in all material respects as of the Effective Date except to the extent such representations and warranties specifically relate to an earlier date (and such parties’ delivery of their respective signatures hereto shall be deemed to be their certification thereof);

(c) Headway Acquisition Documents. Receipt by Agent of the Headway Acquisition Agreement and each other agreement, document and instrument entered into in connection with the Headway Acquisition, such documentation to be in form and substance acceptable to Agent in its sole discretion; and

(d) Fees and Expenses. Agent shall have received from Borrowers of all of the fees owing pursuant to this Amendment and Agent’s reasonable out-of-pocket legal fees and expenses.

10. Post-Closing Requirements.

(a) Within thirty (30) calendar days of the date of this Consent, the Headway Acquisition shall be fully consummated;

(b) On or before the date that the Headway Acquisition is consummated, Agent shall have received a consent from White Oak Commercial Finance, LLC with respect to the White Oak Debt consenting to the change in control of the Headway Entities and providing that the Headway Acquisition does not cause an event of default under the White Oak Debt; and

(c) Within one-hundred twenty (120) calendar days of the date of this Consent, Borrowers and Parent shall (i) cause each of the Headway Entities to become a Borrower under the Credit Agreement with joint and several liability for all obligations of Borrowers under the Credit Agreement and under the other Financing Documents pursuant to a joinder agreement or other similar agreement in form and substance satisfactory to Agent, (ii) complete or cause to be completed each of the obligations and/or provide to Agent each of the documents, instruments, agreements and information required under Section 4.11(c) of the Credit Agreement with respect to each of the Headway Entities as a newly acquired Subsidiary (for avoidance of doubt, including, but not limited to, the delivery of Deposit Account Control Agreement with respect to each of the Headway Entities’ Deposit Accounts except those excluded by Section 5.14 of this Agreement) each of which shall be completed or provided in form and substance satisfactory to Agent, and (iii) cause (A) the irrevocable payment in full of the White Oak Debt (other than any contingent indemnification and reimbursement obligations in respect of which no claim has then been asserted) and (B) the release of any and all liens securing the White Oak Debt.

11. Release. Each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees (collectively, “Releasing Parties”), does hereby fully and completely release, acquit and forever discharge each Indemnitee (as defined in the Credit Agreement) of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Indemnitees (or any of them), that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of (a) any of the terms of this Amendment or any other Financing Document, (b) any actions, transactions, matters or circumstances related hereto or thereto, (c) the conduct of the relationship between any Indemnitee and any Borrower, or (d) any other actions or inactions by any Indemnitee, all on or prior to the Effective Date. Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Lender’s decision to enter into this Amendment and to agree to the modifications contemplated hereunder.

12. No Waiver or Novation. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing, except as set forth above. Except as set forth in Section 2 above, nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

13. Affirmation. Except as specifically amended pursuant to the terms hereof, the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers. Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement (as amended hereby) and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

14. Miscellaneous.

(a) Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Amendment. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.

(b) Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 12.8 (Governing Law; Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(c) Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d) Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be treated as delivery of an original and shall bind the parties hereto. This Amendment constitutes the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Amendment under seal as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING IV TRUST

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem (SEAL)
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

LENDER:	MIDCAP FUNDING IV TRUST

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem (SEAL)
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

Signature Page to

Amendment No. 20 to Credit and Security Agreement and Limited Consent

BORROWERS:	MONROE STAFFING SERVICES, LLC, a Delaware limited liability company

	By:	/s/ Brendan Flood (Seal)
	Name:	Brendan Flood
	Title:	Chairman and Chief Executive Officer

LIGHTHOUSE PLACEMENT SERVICES, INC., a Massachusetts corporation		FARO RECRUITMENT AMERICA, INC., a New York corporation

By:	/s/ Brendan Flood (Seal)	By:	/s/ Brendan Flood (Seal)
Name:	Brendan Flood	Name:	Brendan Flood
Title:	Chairman and Chief Executive Officer	Title:	Chairman and Chief Executive Officer

STAFFING 360 GEORGIA, LLC, a Georgia limited liability company		KEY RESOURCES, INC., a North Carolina corporation

By:	/s/ Brendan Flood (Seal)	By:	/s/ Brendan Flood (Seal)
Name:	Brendan Flood	Name:	Brendan Flood
Title:	Chairman and Chief Executive Officer	Title:	Chairman and Chief Executive Officer

PARENT:	STAFFING 360 SOLUTIONS, INC., a Delaware corporation

	By:	/s/ Brendan Flood (Seal)
	Name:	Brendan Flood
	Title:	Chairman and Chief Executive Officer

Signature Page to

Amendment No. 20 to Credit and Security Agreement

Annex A

(a)	Headway Employer Services, LLC, a Delaware limited liability company (“Headway Employer”);
(b)	Headway Payroll Services, LLC, a Delaware limited liability company (“Headway Payroll”);
(c)	Headway HR Solutions, Inc., a New York corporation (“Headway HR”); and
(d)	NC PEO Holdings, LLC, a Delaware limited liability company (“NC PEO”).